Exhibit 10.42
SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is entered into as of this 23rd day of July 2004, by and between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and WESTERN GAS RESOURCES, INC., a Delaware corporation ("Tenant").
RECITALS
A.Landlord and Tenant entered into an Office Lease dated as of July 30, 2002 (the "Original lease") wherein Landlord leased to Tenant and Tenant leased from Landlord approximately 81,189 square feet of rentable area (the "Original Premises") located on the the ninth (9th) through the twelfth (12th) floors of the building (the "Building") located at 1099 - 18th Street, Denver, Colorado 80202, and further described as Suite 1200.
B.Landlord and Tenant entered in to a First Amendment to Lease dated as of September 10, 2002 ("First Amendment"). The Original Lease as amended by the First Amendment is herein referred to as the "Lease".
C.Landlord and Tenant desire to confirm and amend the Tenant's parking rights and obligations under the Lease.
D.Landlord and Tenant are the sole parties in interest under the Lease.
E.Landlord and Tenant now desire to amend the Lease in the manner and form set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises and conditions herein, Landlord and Tenant agree as follows:
1.    Parking. Landlord and Tenant agree that Paragraph 33 of the Original Lease, Paragraph 5 of the First Amendment and the Parking Agreement attached as Exhibit D to the Original Lease are amended and modified to provide for the following:
(a)Landlord and Tenant acknowledge and agree that pursuant to the provisions of the first paragraph of the Parking Agreement attached to the Original Lease as Exhibit D, Tenant has exercised its option to rent and is currently renting one hundred fifty-eight (158) Parking Spaces, fifteen (15) of which are reserved Parking Spaces (the "Reserved Parking Spaces") and one hundred forty-three (143) of which are unreserved Parking Spaces (the "Unreserved Parking Spaces," together with the Reserved Parking Spaces herein referred to as the "Existing Parking Spaces"). Tenant acknowledges and agrees that pursuant to the terms of the Lease, Tenant has no further options or rights to rent additional parking spaces located in the Parking Garages with the exception of the Existing Parking Spaces. Landlord and Tenant agree that Tenant shall have the right, upon delivery of not less than thirty (30) days advanced written notice to Landlord, to relinquish the use of Existing Parking Spaces (each herein referred to as a "Relinquished Parking Space" and collectively as the "Relinquished Parking Spaces"), and upon such relinquishment Tenant shall not be obligated to pay rent for any Relinquish Parking Spaces. In the event Tenant shall not be obligated to pay rent for any Relinquished Parking Space, Tenant shall have no further right or option to rent the Relinquished Parking Spaces in the future.
(b)Commencing August 1, 2004, in addition to the Existing Parking Spaces, Tenant agrees to rent and Landlord agrees to provide throughout the Term of the Lease, ten

(10) additional unreserved parking spaces (the "Additional Parking Spaces") to be located in either of the Parking Garages as directed from time to time by Landlord. Tenant shall pay as monthly rent for each of the Additional Parking Spaces, in advance, the same rate that Tenant is required to pay for each of the Unreserved Parking Spaces. Tenant shall be obligated to pay rent for the Additional Parking Spaces throughout the Term of the Lease regardless of whether or not the Tenant uses the Additional Parking Spaces.. The Additional Parking Spaces shall be provided to Tenant subject to the provisions of the third paragraph of the Parking Agreement attached to the Original Lease as Exhibit D.
2.Authority of Tenant. Tenant represents to Landlord that Tenant has not made any assignment, sublease, transfer or other disposition of Tenant's interest in the Lease or any portion of the Premises, and that Tenant is fully authorized to execute, deliver and perform this Second Amendment. Tenant hereby represents and warrants to Landlord that to the best of its knowledge there are no claims, demands, obligations, liabilities, actions or other cause of actions which have accrued or which may accrue arising from or related to the Lease or the Premises.
3.Binding Effect. This Second Amendment becomes effective only upon the execution by Landlord and Tenant.
4.Definitions. All capitalized terms used herein, but not defined herein, shall have the same meanings given to such terms in the Lease unless otherwise indicated.
5.Reaffirmation of Lease Terms. Tenant and Landlord agree that the terms, covenants and conditions of the Lease shall remain and continue in full force and effect as amended herein. If there is any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Lease, the terms and provisions of this Second Amendment shall govern.
6.Governing Law. The governing law of this Second Amendment and all provisions hereunder shall be governed by and construed in accordance with the laws of the State of Colorado.
7.Complete Agreement. This Second Amendment contains all agreements, understandings and arrangements between the parties hereto with regard to the matters described herein.
8.Benefit. Subject to the limitations on Tenant's assignment and subleasing provided in the Lease, this Second Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
9.Amendment. This Second Amendment may not be amended except in writing signed by the parties hereto.
10.Headings. The paragraph headings of this Second Amendment are for reference only and shall not be deemed to alter or affect the meaning of the terms hereof.
11.Time. Time is of the essence hereof.
12.Survival. All covenants, agreements, representations and warranties as set forth in this Second Amendment shall survive the termination of the Lease.
13.Counterparts. This Second Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment to Lease as of the date set forth above.

LANDLORD:

DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By: ARC Denver, L.L.C., a Delaware limited liability company, its general partners

By: ARC Denver, Inc., a Delaware corporation, its manager

Date:_________________	By: /s/ David G. Marshall David G. Marshall, President

TENANT:

WESTERN GAS RESOURCES, INC., a Delaware corporation

Date:_________________	By: /s/ John C. Walter Executive Vice President (Title)

EXHIBIT "C"
LEASE TERM AGREEMENT
THIS AGREEMENT, made as of the 20th day of May, 2003, DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Landlord") and WESTERN GAS RESOURCES, INC., a Delaware corporation (hereinafter referred to as "Tenant").
WITNESSETH
WHEREAS, by Lease (hereinafter called "Lease") made July 30, 2002, Landlord leased unto Tenant certain premises known as Suite Number 1200, located at 1099 - 18th Eighteenth Street, Denver, Colorado, for a term of ninety-six (96) months 9/1/03, unless sooner terminated or extended as provided therein, and
WHEREAS, Landlord and Tenant now desire to set forth the correct Commencement Date of the term and to adjust the Expiration Date of the Term to provide for a full term as follows:
NOW, THEREFORE, Landlord and Tenant do hereby agree as follows:

1.	The Extended Rent Commencement Date on September 18, 2003, and shall continue until December 31, 2010 unless sooner terminated or extended as provided therein.

2.	Except as hereby amended, the Lease shall continue in full force and effect.

3.	This Agreement shall be binding on the parties hereto, their heirs, executors, successors and assigns.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
LANDLORD:
DENVER-STELLAR ASSOCIATES LIMITED
PARTNERSHIP, a Delaware limited partnership

By:	ARC Denver Associates, L.L.C., a Delaware
limited liability company, its general partner

By:	ARC Denver, Inc., a Delaware corporation,
its manager
By:    /s/ David G. Marshall
David G. Marshall, President
TENANT:
WESTERN GAS RESOURCES, INC., a Delaware corporation
By:    /s/ John C. Walter
Executive Vice President Title